UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2021
SERA PROGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40606	26-1911522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2749 East Parleys Way, Suite 200 Salt Lake City, Utah	84109
(Address of principal executive offices)	(zip code)
Registrant’s telephone number, including area code: (801) 990-0520
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SERA	The Nasdaq Stock Market LLC

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 29, 2021, the Board of Directors (the “Board”) of Sera Prognostics, Inc. (the “Company”) appointed Sandra A.J. Lawrence, effective November 29, 2021 (the “Effective Date”), as a director to the Board to serve as a Class II Director with a term expiring at the Company’s 2023 annual meeting of stockholders.
Ms. Lawrence has served as trustee of the Delaware Funds by Macquarie, as a director of its New York and Australian Stock Exchange-Listed close-end funds, DEW/VCF/DDF/VMM/VFL/IVH, and on its Audit and Investments Committees since 2021. She has served as a trustee of its legacy Ivy and Waddell and Reed Mutual Funds Complex Trust, and on its Governance Committee, since 2019. Ms. Lawrence was the Executive Vice President and Chief Financial Officer of Children’s Mercy Hospital, a comprehensive pediatric medical center in Kansas City, Missouri, from 2005 to 2016 and the Executive Vice President and Chief Administrative Officer of Children’s Mercy Hospital from 2016 to February 2019. She was Senior Vice President and Treasurer of Midwest Research Institute, an independent, non-profit, contract research organization, located in Kansas City, Missouri, and subsequently its Chief Financial Officer. Ms. Lawrence spent twenty-six years in professional or management positions in the architecture, real estate, investment banking, financial services, packaging, and medical research industries. Ms. Lawrence also serves as a member of the board of directors of Evergy, Inc., a publicly traded company that provides clean, safe and reliable energy to 1.6 million customers in Kansas and Missouri, where she serves as chair of the Nominating, Governance, and Corporate Responsibility Committee, and as a member of the Compensation and Leadership Development Committee. Ms. Lawrence serves on the board of directors of American Shared Hospital Services, a publicly traded company that provides radiosurgical and radiation therapy equipment and services, based in San Francisco, California, where she serves as chair of the Audit Committee and as a member of the Nominating and Corporate Governance Committee. Additionally, she serves on the board, as chair of the Risk Oversight Committee, and on the Governance, Compliance, and Talent and Compensation Committees, of Recology, a large, private, Employee Stock Ownership Plan company that provides collection and disposal of municipal solid waste, recycling, and organic/compost to commercial and residential customers in California, Oregon, and Washington. Ms. Lawrence has been the chair of the board of directors of the Heartland Chapter of the National Association of Corporate Directors (NACD), was named one of its Directorship 100, and an NACD board leadership fellow. She serves on the boards of directors of various charitable, non-profit and civic organizations, including the Hall Family Foundation, the Nelson-Atkins Museum of Art, and Women Corporate Directors. Ms. Lawrence is a graduate of Vassar College, where she received her Bachelor of Arts in psychology. She also received a Master of Architecture from the Massachusetts Institute of Technology and a Master in Business Administration from Harvard Business School. We believe Ms. Lawrence is qualified to serve as a member of our Board because of her work experience, financial background, academic background and service on corporate and charitable boards.
In connection with Ms. Lawrence’s election to the Board, and pursuant to the Company’s Non-Employee Director Compensation Policy, on the Effective Date, Ms. Lawrence was granted a non-qualified stock option to purchase shares of the Company’s common stock, effective as of the Effective Date (the “Grant Date”), with a Grant Date fair value of $240,000 (based on a Black-Scholes valuation method and rounded down to the nearest whole share) (the “Option”). The Option has a per share exercise price equal to the fair market value (as defined in the Company’s 2021 Equity Incentive Plan) of the Company’s common stock on the Grant Date. The Option will vest in thirty-six (36) substantially equal monthly installments following the Grant Date, subject to Ms. Lawrence continuing to provide services to the Company through each such vesting.
In addition, Ms. Lawrence is entitled to receive an annual cash retainer of $35,000 for her service as a non-employee director of the Company pursuant to the Company’s Non-Employee Director Compensation Policy, prorated for the portion of the year that Ms. Lawrence serves as a director. Currently, the Board has not made a determination regarding any committee assignments for Ms. Lawrence.
Also in connection with Ms. Lawrence’s election to the Board, Ms. Lawrence and the Company will enter into an indemnification agreement in the form the Company has entered into with its other non-employee directors, which form is filed as Exhibit 10.1 to the Company’s Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-257038) filed by the Company on July 8, 2021. Under this agreement, the Company will agree, among other things, to indemnify Ms. Lawrence for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by Ms. Lawrence in any action or proceeding arising out of her service as one of the Company’s directors to the maximum extent allowed under Delaware law.

There are no arrangements or understandings between Ms. Lawrence and any other person pursuant to which Ms. Lawrence was appointed as a director. There are no transactions to which the Company is a party and in which Ms. Lawrence has a material interest that is required to be disclosed under Item 404(a) of Regulation S-K. Ms. Lawrence has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.
On November 30, 2021, the Company issued a press release announcing Ms. Lawrence’s appointment to the Board, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated November 30, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SERA PROGNOSTICS, INC.

By:	/s/ Jay Moyes
Jay Moyes
Chief Financial Officer
Date: November 30, 2021